UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

___________________________N/A___________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 9, 2005, Stifel Financial Corp.'s announced its results for the three and six months ended June 30, 2005. A copy of the related press release is attached hereto as Exhibit 99.

Stifel Financial Corp. will hold a conference call on Wednesday, August 10, 2005, at 9:30 a.m. EST. This call will be Web cast and can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com, as well as on all sites within Thomson/CCBN's Investor Distribution Network. To participate on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.

The exhibit 99 is "furnished" pursuant to Item 2.02 "Results of Operations and Financial Condition," is not to be considered "filed" under the Securities Exchange Act of 1934, as amended, ("Exchange Act") and shall not be incorporated by reference into any filing by Stifel Financial Corp. under the Securities Act of 1933, as amended, ("Securities Act") or the Exchange Act.

Item 8.01 Other Events.

Stifel Financial Corp. (the "Registrant") announced that Stifel's board of directors authorized the repurchase of up to 2,000,000 additional shares. These purchases may be made on the open market or in privately negotiated transactions, depending upon market conditions and other factors. Repurchased shares may be used to meet obligations under the Company's employee benefit plans and for general corporate purposes. This authorization is in addition to Stifel's previously announced stock repurchase plan.

Items 9.01 Financial Statements and Exhibits.

(c) Exhibits:

The following exhibit is "furnished" pursuant to Item 12 "Disclosure of Results of Operations and Financial Condition," is not to be considered "filed" under the Securities Exchange Act of 1934, as amended, ("Exchange Act") and shall not be incorporated by reference into any filing by Stifel Financial Corp. under the Securities Act of 1933, as amended, ("Securities Act") or the Exchange Act.

Exhibit 99:  Stifel Financial Corp.'s press release dated August 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.
Date: August 9, 2005	By: /s/ James M. Zemlyak
Name: James M. Zemlyak Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99	Stifel Financial Corp.'s press release dated August 9, 2005.